                                                                     EXHIBIT 4.6

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                               GUARANTEE AGREEMENT


                                     BETWEEN


                                    VIB CORP
                                  AS GUARANTOR


                                       AND


                            FIRST UNION NATIONAL BANK
                              AS GUARANTEE TRUSTEE



                            Dated as of July 12, 2000








                              VIBC CAPITAL TRUST I






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

                                TABLE OF CONTENTS

                                    ARTICLE I

                            INTERPRETATION AND DEFINITIONS

SECTION 1.1. Interpretation..........................................................       2
SECTION 1.2. Definitions.............................................................       2

                                      ARTICLE II

                                        REPORTS

SECTION 2.1. List of Holders.........................................................       6
SECTION 2.2. Periodic Reports to the Guarantee Trustee...............................       6
SECTION 2.3. Events of Default; Waiver...............................................       6
SECTION 2.4. Event of Default; Notice................................................       6

                                      ARTICLE III

                  POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

SECTION 3.1. Powers and Duties of the Guarantee Trustee..............................       7
SECTION 3.2. Certain Rights of Guarantee Trustee.....................................       8
SECTION 3.3. Compensation............................................................      10
SECTION 3.4. Indemnity...............................................................      10
SECTION 3.5. May Hold Securities.....................................................      10

                                      ARTICLE IV

                                   GUARANTEE TRUSTEE

SECTION 4.1. Guarantee Trustee: Eligibility..........................................      11
SECTION 4.2. Appointment, Removal and Resignation of the Guarantee Trustee...........      11

                                       ARTICLE V

                                       GUARANTEE

SECTION 5.1. Guarantee...............................................................      12
SECTION 5.2. Waiver of Notice and Demand.............................................      12
SECTION 5.3. Obligations Not Affected................................................      12
SECTION 5.4. Rights of Holders.......................................................      13

SECTION 5.5. Guarantee of Payment....................................................      14
SECTION 5.6. Subrogation.............................................................      14
SECTION 5.7. Independent Obligations.................................................      14

                                      ARTICLE VI

                              COVENANTS AND SUBORDINATION

SECTION 6.1. Dividends, Distributions and Payments...................................      14
SECTION 6.2. Subordination...........................................................      15
SECTION 6.3. Pari Passu Guarantees...................................................      15

                                      ARTICLE VII

                                      TERMINATION

SECTION 7.1. Termination.............................................................      15

                                     ARTICLE VIII

                                     MISCELLANEOUS

SECTION 8.1. Successors and Assigns..................................................      16
SECTION 8.2. Amendments..............................................................      16
SECTION 8.3. Notices.................................................................      16
SECTION 8.4. Benefit.................................................................      17
SECTION 8.5. Governing Law...........................................................      17
SECTION 8.6. Counterparts............................................................      18


                                          ii
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        GUARANTEE AGREEMENT, dated as of July 12, 2000, executed and delivered by VIB CORP, a California corporation (the "Guarantor") having its principal office at 1498 Main Street, El Centro, CA 92243, and FIRST UNION NATIONAL BANK, a national banking association, as trustee (in such capacity, the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of VIBC CAPITAL TRUST I, a New York common law trust (the "Issuer").

                              W I T N E S S E T H :

        WHEREAS, pursuant to a Trust Agreement, dated as of July 12, 2000 (the "Trust Agreement"), among the Guarantor, as Depositor, the Property Trustee and the Administrative Trustees named therein and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing $10,000,000 aggregate Liquidation Amount (as defined in the Trust Agreement) of its 11.695% Preferred Securities (Liquidation Amount $1,000 per preferred security) (the "Preferred Securities") representing preferred undivided beneficial interests in the assets of the Issuer and having the terms set forth in the Trust Agreement;

        WHEREAS, the Preferred Securities will be issued by the Issuer and the proceeds thereof, together with the proceeds from the issuance of the Issuer's Common Securities (as defined below), will be used to purchase the Notes (as defined in the Trust Agreement) of the Guarantor, which will be deposited with First Union National Bank, as Property Trustee under the Trust Agreement, as trust assets; and

        WHEREAS, as incentive for the Holders to purchase Preferred Securities the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement to provide as follows for the benefit of the Holders from time to time of the Preferred Securities:

                                    ARTICLE I

                         INTERPRETATION AND DEFINITIONS

        SECTION 1.1. Interpretation.

        In this Guarantee Agreement, unless the context otherwise requires:

             (a) capitalized terms used in this Guarantee Agreement but not defined in the preamble hereto have the respective meanings assigned to them in Section 1.2;

             (b) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

             (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

             (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

             (e) the words "hereby", "herein", "hereof" and "hereunder" and other words of similar import refer to this Guarantee Agreement as a whole and not to any particular Article, Section or other subdivision;

             (f) a reference to the singular includes the plural and vice-versa; and

             (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

        SECTION 1.2. Definitions.

        As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings:

             "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, that the Issuer shall not be deemed to be an Affiliate of the Guarantor. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.


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

             "Board of Directors" means either the board of directors of the Guarantor or any duly authorized committee of that board.

             "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer.

             "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person, whether currently existing or hereafter incurred, and whether or not contingent and without duplication, (i) every obligation of such Person for money borrowed;
        (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable arising in the ordinary course of business); (v) every capital lease obligation of such Person; (vi) all indebtedness of such Person, whether incurred on or prior to the date of this Guarantee Agreement or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options, swaps and similar arrangements; (vii) every obligation of the type referred to in clauses
        (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise, and (viii) any renewals, extensions, refundings, amendments or modifications of any obligation of the type referred to in clauses
        (i) through (vii).

             "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement; provided, that except with respect to a default in payment of any Guarantee Payments, the Guarantor shall have received notice of default from the Guarantee Trustee and shall not have cured such default within 30 days after receipt of such notice.

        "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Trust Agreement) required to be paid on the Preferred Securities, to the extent the Issuer shall have funds on hand available therefor at such time, (ii) the redemption price, including all accumulated and unpaid Distributions to the date of redemption and any premium paid on the redemption of any notes comprising assets of the Issuer (the "Redemption Price"), with respect to any Preferred Securities called for redemption by the Issuer, to the extent the Issuer shall have funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary termination, winding up or liquidation of the Issuer, unless Notes are distributed to the Holders,

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        the lesser of (a) the aggregate of the Liquidation Amount of $1,000 per
        Preferred Security plus accumulated and unpaid Distributions on the Preferred Securities to the date of payment, to the extent that the Issuer shall have funds available therefor at such time and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer after satisfaction of liabilities to creditors of the Issuer in accordance with applicable law (in either case, the "Liquidation Distribution").

             "Guarantee Trustee" means First Union National Bank, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement, and thereafter means each such Successor Guarantee Trustee.

             "Holder" means any holder, as registered on the books and records of the Issuer, of any Preferred Securities; provided, that in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Guarantee Trustee or any Affiliate of the Guarantor or the Guarantee Trustee.

             "Indenture" means the Junior Subordinated Indenture, dated as of July 12, 2000, as supplemented and amended, between the Guarantor and First Union National Bank, as trustee.

             "List of Holders" has the meaning specified in Section 2.1.

             "Majority in Liquidation Amount of the Preferred Securities" means a vote by the Holder(s), voting separately as a class, of more than 50% of the aggregate Liquidation Amount of all then outstanding Preferred Securities issued by the Issuer.

             "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, Chief Financial Officer, President or a Vice President of such Person, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such Person, and delivered to the Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement (other than the certificate provided pursuant to Section 2.4) shall include:

                    (a) a statement that each officer signing the Officers'
             Certificate has read the covenant or condition and the definitions relating thereto;

                    (b) a brief statement of the nature and scope of the
             examination or investigation undertaken by each officer in rendering the Officers' Certificate;


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                    (c) a statement that each officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                    (d) a statement as to whether, in the opinion of each
             officer, such condition or covenant has been complied with.

             "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, government or any agency or political subdivision thereof or any other entity of whatever nature.

             "Responsible Officer" means, with respect to the Guarantee Trustee, any Senior Vice President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, any Trust Officer or Assistant Trust Officer or any other officer of the Corporate Trust Department of the Guarantee Trustee and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

             "Senior Debt" means the principal of and any premium and interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Guarantor whether or not such claim for post-petition interest is allowed in such proceeding) all Debt of the Guarantor, whether incurred on or prior to the date of this Guarantee Agreement or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Notes or this Guarantee Agreement or to other Debt which is pari passu with, or subordinated to, the Notes or this Guarantee Agreement; provided, that Senior Debt shall not be deemed to include (i) any Notes, (ii) any Debt of the Guarantor which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, as amended, was without recourse to the Guarantor, (iii) any Debt of the Guarantor to any of its subsidiaries which are not "banks" as defined in the Bank Holding Company Act of 1956, as amended, (iv) any Debt to any employee of the Guarantor and (v) any other debt securities issued pursuant to the Junior Subordinated Indenture dated February 5, 1999 with First Tennessee Bank, N.A., as trustee, and any guarantee issued in connection therewith, which Debt described in this subparagraph (v) is pari passu with the Notes and this Guarantee Agreement.

             "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.


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        Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement as in effect on the date hereof.


                                   ARTICLE II

                                     REPORTS

             SECTION 2.1. List of Holders.

             The Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (a) semiannually, on or before June 30 and December 31 of each year, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders (the "List of Holders") as of a date not more than 15 days prior to the delivery thereof and (b) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Guarantor and is not identical to a previously supplied list of Holders or has not otherwise been received by the Guarantee Trustee in its capacity as such. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

             SECTION 2.2. Periodic Reports to the Guarantee Trustee.

             The Guarantor shall deliver to the Guarantee Trustee, within 120 days after the end of each fiscal year of the Guarantor ending after the date of this Guarantee Agreement, an Officers' Certificate covering the preceding fiscal year, stating whether or not to the knowledge of the signers thereof the Guarantor is in default in the performance or observance of any of the terms, provisions and conditions of this Guarantee Agreement (without regard to any period of grace or requirement of notice provided hereunder) and, if the Guarantor shall be in default, specifying all such defaults and the nature and status thereof of which they have knowledge.

             SECTION 2.3. Events of Default; Waiver.

             The Holders of a Majority in Liquidation Amount of the Preferred Securities may, on behalf of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

             SECTION 2.4. Event of Default; Notice.


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

             (a) The Guarantee Trustee shall, within 90 days after the occurrence of a default, transmit to the Holders, notices of all defaults actually known to the Guarantee Trustee, unless such defaults have been cured or waived before the giving of such notice, provided, that except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders. For the purpose of this Section, the term "default" means any event that is, or after notice or lapse of time or both would become, an Event of Default.

             (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of this Guarantee Agreement shall have obtained written notice, of such Event of Default from the Guarantor or a Holder.


                                   ARTICLE III

               POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

             SECTION 3.1. Powers and Duties of the Guarantee Trustee.

             (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a Holder exercising its rights pursuant to Section 5.4(iv) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

             (b) The rights, immunities, duties and responsibilities of the Guarantee Trustee shall be as provided by this Guarantee Agreement and there shall be no other duties or obligations, express or implied, of the Guarantee Trustee. Notwithstanding the foregoing, no provisions of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not herein expressly so provided, every provision of this Guarantee Agreement relating to the conduct or affecting the liability of or affording protection to the Guarantee Trustee shall be subject to the provisions of this Section 3.1. To the extent that, at law or in equity, the Guarantee Trustee has duties and

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        liabilities relating to the Guarantor or the Holders, the Guarantee
        Trustee shall not be liable to any Holder for the Guarantee Trustee's good faith reliance on the provisions of this Guarantee Agreement. The provisions of this Guarantee Agreement, to the extent that they restrict the duties and liabilities of the Guarantee Trustee otherwise existing at law or in equity, are agreed by the Guarantor and the Holders to replace such other duties and liabilities of the Guarantee Trustee.

             (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, negligent failure to act or own willful misconduct, except that:

                    (i) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made; and

                    (ii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement.

             SECTION 3.2. Certain Rights of Guarantee Trustee.

             (a) Subject to the provisions of Section 3.1:

                    (i) the Guarantee Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

                    (ii) any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officers' Certificate unless otherwise prescribed herein;

                    (iii) the Guarantee Trustee may consult with counsel, and
             the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon and in accordance with such advice. Such counsel may be counsel to the Guarantee Trustee, the Guarantor or any of its Affiliates and may be one of its employees. The Guarantee Trustee shall have the right at any time to seek

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

        instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction;

             (iv) the Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee reasonable security or indemnity against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided, that nothing contained in this Section 3.2(a)(iv) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement;

             (v) the Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Guarantee Trustee shall determine to make such inquiry or investigation, it shall be entitled to examine the books, record, and premises of the Guarantor, personally or by agent or attorney;

             (vi) the Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents, attorneys, custodians or nominees and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney, custodian or nominee appointed with due care by it hereunder;

             (vii) whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders of a Majority in Liquidation Amount of the Preferred Securities,
        (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received and (C) shall be protected in acting in accordance with such instructions.

             (viii) except as otherwise expressly provided by this Guarantee Agreement, the Guarantee Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Guarantee Agreement; and

             (ix) whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee

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

        Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor;

        (b) no provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

        SECTION 3.3. Compensation.

        The Guarantor agrees to pay to the Guarantee Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provisions of law in regard to the compensation of a trustee of an express trust) and to reimburse the Guarantee Trustee upon request for all reasonable expenses, disbursements and advances (including the reasonable fees and expenses of its attorneys and agents) incurred or made by the Guarantee Trustee in accordance with any provisions of this Guarantee Agreement.

        SECTION 3.4. Indemnity.

        The Guarantor agrees to indemnify and hold harmless the Guarantee Trustee and any of its Affiliates and any of their officers, directors, shareholders, employees, representatives or agents from and against any loss, damage, liability, tax (other than income, franchise or other taxes imposed on amounts paid pursuant to Section 3.3), penalty, expense or claim of any kind or nature whatsoever incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payments as a result of any amount due to it under this Guarantee Agreement.

        SECTION 3.5. May Hold Securities.

        The Guarantee Trustee or any other agent of the Guarantee Trustee, in its individual or any other capacity, may become the owner or pledgee of Common or Preferred Securities.

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

                                   ARTICLE IV

                                GUARANTEE TRUSTEE

        SECTION 4.1. Guarantee Trustee: Eligibility.

        (a) There shall at all times be a Guarantee Trustee which shall:

             (i) not be an Affiliate of the Guarantor; and

             (ii) be a corporation organized and doing business under the laws of the United States or of any State thereof, authorized to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and having an office within the United States. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then, for the purposes of this Section 4.1, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

        (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

        SECTION 4.2. Appointment, Removal and Resignation of the Guarantee Trustee.

        (a) Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

        (b) The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

        (c) The Guarantee Trustee appointed hereunder shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

        (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.


                                    ARTICLE V

                                    GUARANTEE

        SECTION 5.1. Guarantee.

        The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders. The Guarantor shall give prompt written notice to the Guarantee Trustee in the event it makes any direct payment to the Holders hereunder.

        SECTION 5.2. Waiver of Notice and Demand.

        The Guarantor hereby waives notice of acceptance of the Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

        SECTION 5.3. Obligations Not Affected.

        The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

             (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

             (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Notes as provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities;

             (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

             (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

             (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

             (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

             (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

        SECTION 5.4. Rights of Holders.

        The Guarantor expressly acknowledges that: (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other Person.

        SECTION 5.5. Guarantee of Payment.

        This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) or upon distribution of Notes to Holders as provided in the Trust Agreement.

        SECTION 5.6. Subrogation.

        The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement and shall have the right to waive payment by the Issuer pursuant to Section 5.1; provided, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

        SECTION 5.7. Independent Obligations.

        The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections
(a) through (g), inclusive, of Section 5.3.


                                   ARTICLE VI

                           COVENANTS AND SUBORDINATION

        SECTION 6.1. Dividends, Distributions and Payments.

        So long as any Preferred Securities remain outstanding, if there shall have occurred and be continuing an Event of Default or the Guarantor shall have selected an Extension Period as provided for in the Indenture, then the Guarantor may not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make liquidation payment with respect to, any of the Guarantor's capital stock or (b) make any payment of principal of or any interest or premium on or repay, repurchase or redeem any debt securities of the Guarantor that rank pari passu in all respects with or junior in interest to the Preferred Securities (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Guarantor in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one of more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Guarantor (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (ii) as a result of an exchange or conversion of any class or series of the Guarantor's capital stock (or any capital stock of a subsidiary of the Guarantor) for any class or series of the Guarantor's capital stock or any class of series of the Guarantor's indebtedness for any class or series of the Guarantor's capital stock, (iii) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversions or exchange provisions of such capital stock or the security being converted or exchanged, (iv) any declaration of a dividend in connection with any rights plan, the issuance of rights, stock or other property under any rights plan or the redemption or repurchase of rights pursuant thereto, or (v) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock).

        SECTION 6.2. Subordination.

        The obligations of the Guarantor under this Guarantee Agreement will constitute unsecured obligations of the Guarantor and will rank subordinate and junior in right of payment to all Senior Debt of the Guarantor.

        SECTION 6.3. Pari Passu Guarantees.

        The obligations of the Guarantor under this Guarantee Agreement shall rank pari passu with the obligations of the Guarantor under any similar guarantee agreements issued by the Guarantor on behalf of the holders of preferred securities issued by the Trust (as defined in the Indenture).


                                   ARTICLE VII

                                   TERMINATION

        SECTION 7.1. Termination.

        This Guarantee Agreement shall terminate and be of no further force and effect upon (a) full payment of the Redemption Price of all Preferred Securities, (b) the distribution of Notes to the Holders in exchange for all of the Preferred Securities or (c) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to Preferred Securities or this Guarantee Agreement. The obligations of the Guarantor under Section 3.3 and 3.4 shall survive any such termination and the resignation or removal of the Guarantee Trustee.


                                  ARTICLE VIII

                                  MISCELLANEOUS

        SECTION 8.1. Successors and Assigns.

        All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article VIII of the Indenture and pursuant to which the successor or assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder.

        SECTION 8.2. Amendments.

        Except with respect to any changes that do not adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Guarantor, the Guarantee Trustee and the Holders of not less than a Majority in Liquidation Amount of the Preferred Securities. The provisions of Article VI of the Trust Agreement concerning meetings or consents of the Holders shall apply to the giving of such approval.

        SECTION 8.3. Notices.

        Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

             (a) if given to the Guarantor, to the address or facsimile number set forth below or such other address, facsimile number or to the attention of such other Person as the Guarantor may give notice to the Guarantee Trustee and the Holders:

                      VIB CORP
                      1498 Main Street
                      El Centro, CA 92243
                      Facsimile No.: (760) 337-3229
                      Attention: Harry G. Gooding

             (b) if given to the Issuer, at the Issuer's address or facsimile number set forth below or such other address, facsimile number or to the attention of such other Person as the Issuer may give notice to the Guarantee Trustee and the Holders:

                      VIBC Capital Trust I
                      1498 Main Street
                      El Centro, CA 92243
                      Facsimile No.: (760) 337-3229
                      Attention: Harry G. Gooding

             (c) if given to the Guarantee Trustee, at the address or facsimile number set forth below or such other address, facsimile number or to the attention of such other Person as the Guarantee Trustee may give notice to the Guarantor and the Holders:

                      First Union National Bank
                      401 S. Tryon Street, 12th Floor
                      Charlotte, North Carolina 28288-1179
                      Facsimile No.: (704) 383-7316
                      Attention: Corporate Trust

             (d) if given to any Holder, at the address set forth on the books and records of the Issuer.

        All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

        SECTION 8.4. Benefit.

        This Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Preferred Securities.

        SECTION 8.5. Governing Law.

        THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

        SECTION 8.6. Counterparts.

        This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

        IN WITNESS WHEREOF, the undersigned have executed this Guarantee Agreement as of the date first above written.


                                       VIB CORP


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       FIRST UNION NATIONAL BANK,
                                            not in its individual capacity, but
                                            solely as Guarantee Trustee


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title: